                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                            Durango, Colorado  81301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                         TO BE HELD ON OCTOBER 13, 1995

To the Shareholders:

     The 1995 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc., will be held on Friday, October 13, 1995 at 10:00 a.m. (local time), at the Red Lion Inn, 501 Camino Del Rio, in Durango, Colorado, for the following purposes:

     1. To elect six directors to serve until the 1996 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     2. To consider and vote upon a proposal to approve the adoption of the Company's 1995 Stock Option Plan.

     3. To consider and vote upon a proposal to amend the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors to increase from 60,000 to 90,000 the aggregate number of shares of Common Stock authorized for issuance under such plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on August 28, 1995, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

                              By order of the Board of Directors



                              Loresa McCoy
                              -----------------------------------
                              LORESA McCOY
                              Secretary

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                            Durango, Colorado  81301

                                 PROXY STATEMENT

                Annual Meeting of Shareholders - October 13, 1995


                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the "Company") for use only at the Annual Meeting of the Company's shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders.

     It is anticipated that the Proxy Statement, together with the Proxies, will first be mailed to the Company's shareholders on or about September 18, 1995. The Company's 1995 Annual Report to Shareholders was mailed on August 29, 1995. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's Common Stock, par value $.03 per share (the "Common Stock"). In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.


                                VOTING SECURITIES

     The close of business on August 28, 1995, has been fixed as the record date for the determination of holders of record of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 2,657,499 shares of the Company's Common Stock were outstanding and eligible to be voted at the Annual Meeting.

     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more of them as he or she sees fit. It is the intention of the

Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

                                VOTING PROCEDURES

     The vote required for the election of directors and for the approval of each of the other proposals to be acted on at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the meeting of the holders of a majority of the Company's voting shares. Under the rules of the Nasdaq National Market System, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. The shares represented by a broker non-vote (or other limited proxy) as to any proposal will be considered present for quorum purposes, but will not be considered part of the shares entitled to be voted on that proposal at the meeting. Thus, the effect of such non-votes will be to reduce the number of affirmative votes required to approve such proposal and the number of negative votes required to block such proposal. An abstention with respect to any nominee or any proposal will effectively count as a vote against the election of such nominee or such proposal.


             BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

     The following table sets forth information, as of August 28, 1995, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director, nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

     Franklin E. Crail, Chairman of the Board, President and Treasurer of the Company, has pledged to Coronet Insurance Company, a principal shareholder of the Company ("Coronet"), 337,766 shares of Common Stock, representing 12.7% of the total outstanding shares as of August 28, 1995, to secure personal indebtedness incurred to purchase such shares in 1987 from two previous owners. Mr. Crail has retained voting rights with respect to these shares. An event resulting in foreclosure on this indebtedness could therefore result in an increase in the control of the Company by Coronet at a subsequent date.

     Coronet has pledged to LaSalle National Bank of Chicago, Illinois, 1,401,857 of the 1,421,757 shares of Common Stock owned by Coronet, representing 52.8% of the total outstanding shares as of August 28, 1995, to secure certain indebtedness to such bank. Coronet has retained voting rights with respect to these shares. An event resulting in foreclosure on the indebtedness could result in a change in control of the Company at a subsequent date.

     The Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed public offering of 900,000 shares of Common Stock (excluding any underwriter's over-allotment shares). Of this number, Mr. Crail intends to sell 100,000 shares of Common Stock, Coronet intends to sell 500,000 shares of Common Stock, and the Company intends to sell 300,000 shares of Common Stock. The shares to be sold by Mr. Crail and Coronet in the proposed offering are pledged to Coronet and to LaSalle National Bank, respectively, as described above. Mr. Crail has advised the Company that he intends to use the proceeds from the sale of his shares in the proposed offering to retire his indebtedness to Coronet and to obtain the release of the remaining shares from such pledge. As of the date of this Proxy Statement, the registration statement has not been declared effective by the Securities and Exchange Commission.


                              Amount and
                               Nature of                 Percent
Name of                       Beneficial                   of
Beneficial Owner (1)           Ownership                Class(%)
- --------------------          ----------                --------
Coronet Insurance
  Company et al.             1,421,257  (2)               53.5
Franklin E. Crail              396,099  (3)               14.9
Ralph Nafziger                  36,000  (4)                1.3
Lee N. Mortenson                10,000  (5)                *
Fred M. Trainor                 10,000  (5)                *
Everett A. Sisson                  --                     --
Gerald A. Kien                     --                     --
All executive officers
  and directors as a
  group (10 persons)           558,365  (6)               19.9

- --------------------
(1) The address of Coronet Insurance Company is 3500 West Peterson Avenue, Chicago, Illinois 60659. Mr. Crail's address is the same as the Company's address.

(2) All of the shares indicated as being owned by Coronet may also be deemed to be beneficially owned by the following affiliates of Coronet: Normandy Insurance Agency, Inc., Sunstates Corporation, Wisconsin Real Estate Investment Trust, Hickory Furniture Company, Telco Capital Corporation, RDIS Corporation and Clyde Wm. Engle. This information is based on Forms 4 dated June 9, 1995, filed by Coronet and such affiliates with the Securities and Exchange Commission and on information provided to the Company by Coronet. The shares indicated as being owned by Coronet do not include the shares pledged to Coronet by Franklin E. Crail.

(3) Includes 337,766 shares pledged by Mr. Crail to Coronet as security for approximately $1.2 million due on a promissory note issued by Mr. Crail in connection with the purchase of those shares from two individuals.

(4) Mr. Nafziger has the right to acquire these shares through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan.

(5) Includes 10,000 shares that Messrs. Mortenson and Trainor each have the right to acquire through the exercise of options granted pursuant to the Company's Nonqualified Stock Option Plan for Nonemployee Directors.


                                        4

(6) Includes 143,000 shares which officers and directors as a group have the right to acquire through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan and the Company's Nonqualified Stock Option Plan for Nonemployee Directors.



ITEM 1.  ELECTION OF DIRECTORS

NOMINEES

     The Company's By-Laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting.

     Clyde Wm. Engle and Gerald M. Tierney, Jr. resigned from the Board of Directors effective August 24, 1995. Messrs. Engle and Tierney both resigned to pursue other interests, and their resignations are not the result of any disagreement with the Company's management or Board of Directors.

     All of the nominees are currently directors of the Company.

     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Nafziger, Kien, Mortenson, Sisson and Trainor to serve until the 1996 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.

     Set forth below is certain information concerning each nominee for election as a director:

                         Positions
                           with                        Director
Name                      Company                Age    Since
- ----                     ---------               ---   --------
Franklin E. Crail      Chairman of the Board,    53      1982
                       President, Treasurer
                       and Director

Ralph L. Nafziger      Vice President-           49      1990
                       Manufacturing
                       and Director

Gerald A. Kien         Director                  64      1995

Lee N. Mortenson       Director                  59      1987

Everett A. Sisson      Director                  74      1995

Fred M. Trainor        Director                  57      1992


     FRANKLIN E. CRAIL. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, since September 1981 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and president of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

     RALPH L. NAFZIGER. Mr. Nafziger joined the Company in January 1990 as Vice President of Manufacturing and has served as a director of the Company since 1990. From 1988 to 1989, Mr. Nafziger served as Chief Financial Officer of Midcontinent Airlines Inc., a regional airline operation based in Kansas City. From 1987 to 1988, he was an independent business planning consultant to several manufacturing and service corporations. From 1977 to 1986, Mr. Nafziger was a principal and officer of Snugli Inc., a children's products manufacturer, which was acquired by Huffy Corporation, a bicycle manufacturer, in 1985. Mr. Nafziger possesses a B.S. in accounting from Pennsylvania State University.

     GERALD A. KIEN. Mr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995 Mr. Kien served as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993 Mr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and has served as a director and as Chairman of the Executive Committee of that Company since 1980. Sun Electric merged with Snap-On Tools in 1993, and Mr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Mr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc., from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Mr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine, in 1959.

     LEE N. MORTENSON. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Since December 1993, Mr. Mortenson has been President and a director of Coronet. Mr. Mortenson has served, since May 1988, as President and a director and, since December 1990, as Chief Operating Officer of Sunstates Corporation (formerly Acton Corporation). He also served as Chief Executive Officer of Sunstates Corporation, the parent corporation of Coronet, from May 1988 to December 1990. Sunstates Corporation is engaged in non-standard automotive casualty insurance, manufacturing and real estate development. Since 1984, Mr. Mortenson has served as President, Chief Operating Officer and a director of Telco Capital Corporation, a diversified financial services and manufacturing company and an indirect parent of Coronet. Mr. Mortenson has also served as a director of Hickory Furniture Company from 1980 to 1993 and of Sun Electric Corporation, a manufacturer of automotive test equipment, from 1988 to 1992 and has served as a director of Alba-Waldensian, Inc., since 1984, of NRG Inc., a leasing company, since 1987, and of Wellco Enterprises, Inc., a boot manufacturer, since 1994.

     EVERETT A. SISSON. Mr. Sisson was first elected as a director of the Company in August 1995. Mr. Sisson is President of The American Growth Group, which is engaged in land development, investment, management services and management consulting, a position he has held since he formed the firm in 1966. Mr. Sisson served as a director of the Century Companies of America, a company providing life insurance and related financial products, from 1962 until 1991, and Chairman of the Board from 1977 until 1983. Mr. Sisson has been a director of Coronet since 1992. During various periods over the past 20 years, Mr. Sisson served as a director and member of several Board committees of Libco Corporation, Wisconsin Real Estate Investment Trust, Hickory Furniture Company, Telco Capital Corporation, Greater Heritage Corporation, Indiana Financial Investors Inc., Sunstates Corporation and Acton Corporation.

     FRED M. TRAINOR. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas, a manufacturer and marketer of specialty dressings products. Prior to founding AVCOR Health Care Products, Inc., in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas, also a company involved with the health care industry. Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for thirteen years in a number of management capacities.

          INFORMATION REGARDING THE BOARD OF DIRECTORS

     There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

COMMITTEES AND MEETINGS

     The Board of Directors has a standing Compensation Committee and Audit Committee. For the fiscal year ended February 28, 1995, each committee was composed of Messrs. Mortenson, Trainor, Engle and Tierney. Since the resignations of Mr. Engle and Mr. Tierney from the Board, each committee has been composed of Mr. Mortenson and Mr. Trainor. The Compensation Committee's function is to approve and administer grants of stock options under the Company's 1985 Stock Option Plan and, subject to its approval at the 1995 Annual Meeting of Shareholders, the 1995 Stock Option Plan. The Compensation Committee also approves remuneration arrangements for the Company's executive officers. The Audit Committee receives and reviews the reports of the Company's independent auditors. The Compensation Committee and Audit Committee each held one meeting during the last fiscal year. The Company has no standing nominating committee.

     During the last fiscal year, the Company's Board of Directors held three meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of the Board on which he served.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.


ITEM 2.   PROPOSAL TO APPROVE THE ADOPTION OF THE 1995 STOCK OPTION PLAN

INTRODUCTION

     At the Annual Meeting, the shareholders of the Company will be asked to consider and approve the adoption of the 1995 Stock Option Plan (the "Option Plan"). The Option Plan was adopted, subject to shareholder approval, by the Board of Directors on August 24, 1995. The Company's 1985 Incentive Stock Option Plan (the "1985 Plan") will expire in October 1995. A total of 100,000 shares are reserved for issuance under the Option Plan. The following is a summary of the terms of the Option Plan, which is nevertheless qualified in its entirety by reference to its complete text attached to this Proxy Statement as Exhibit A.

PURPOSE OF PLAN

     The purpose of the Option Plan is to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

ADMINISTRATION OF THE PLAN

     A Committee of two or more members of the Board of Directors (the "Committee") must be designated to administer the plan. The Committee must be composed of disinterested directors, as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any similar rule or regulation promulgated thereunder. The Committee has full authority subject to the express provisions of the Option Plan to grant options under the Option Plan, to interpret the Plan and any option granted hereunder, to determine the terms of each option granted under the Option Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. The Board of Directors has designated the Compensation Committee to perform the functions of the Committee.

SHARES AVAILABLE

     The Option Plan provides that the Committee may grant to employees such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company. All grants under the plan are subject to adjustments in certain circumstances as hereinafter described.

ELIGIBILITY AND PARTICIPATION

     Awards made pursuant to the Option Plan may be granted only to individuals who, at the time of the grant, are key employees or officers of the Company. There are presently approximately 20 such persons. Awards may not be made to any director who is not also an employee of the Company, nor to any member of the Committee. Grants of options are made at the discretion of the Committee and are based on the employee's present and potential contributions to the success of the Company and such other factors as the Committee deems appropriate to carry out the purposes of the Option Plan.

TYPES OF GRANTS UNDER THE OPTION PLAN

     If approved by the shareholders, the Option Plan provides that the Committee may designate any option granted either as a nonqualified stock option or an incentive stock option, except that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000, determined as of the date the incentive stock option is granted. If, however, such option is intended to be an incentive stock option and its fair market value exceeds

$100,000, such option will be deemed to be an incentive stock option to the extent it does not exceed $100,000 and a nonqualified stock option to the extent it exceeds that limit.

OPTION PRICE

     The purchase price of options is determined by the Committee in its discretion at the time of the grant. The purchase price of incentive stock options must not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted, except that the purchase price shall be at least 110% of the fair market value per share of the Common Stock on the date of grant if the optionee, on the date of such grant, possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate. The purchase price of a nonqualified stock option must be greater than the par value of the stock on either the date the option is granted or the date it is exercised, whichever is greater.

EXERCISE OF OPTIONS

     An option may be exercised in whole or in part in accordance with procedures established by the Committee. Such procedures may include a limitation on the number of shares purchasable in any period of time, or any other terms and conditions not inconsistent with the terms of the Option Plan. The Committee, in its discretion, may accelerate the exercise date of any option.

PAYMENT OF EXERCISE PRICE

     Common Stock purchased upon the exercise of an option must be paid for in full at the time of purchase. Payment must be made in cash or, if accepted by the Committee, in its discretion, shares of Common Stock owned by the optionee (valued at the fair market value on the date of exercise). Furthermore, the Committee may, in its discretion, approve the extension of a loan to an optionee to assist in the payment of the exercise price. If the loan is to an employee who is also a director, the Committee must first have determined in good faith that the such loan is fair to the Company and the loan must otherwise comply with applicable law.

NONTRANSFERABILITY OF OPTIONS

     Option awards are not transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee.

EXPIRATION OF OPTIONS

     Options granted under the Option Plan will generally be exercisable for a period of ten years after the date of grant. Options will expire, however, upon an earlier termination of the optionee's employment, subject to certain grace periods. If, however, the optionee's employment is terminated by reason of such optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an affiliate, such optionee's options will immediately become null and void.

     Any incentive stock option granted to an optionee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate shall not be exercisable after the expiration of five years from the date of its grant.

TERMINATION OF EMPLOYMENT

     For purposes of the Option Plan, a transfer of employment shall not be considered to be a termination of employment for purposes of the Option Plan. The Committee, in its discretion, may determine whether an authorized leave of absence will constitute a termination of employment for purposes of the Option Plan. Nothing contained in the Option Plan or in any option agreement shall interfere with the right of the Company or any affiliate to terminate the employment of the optionee at any time with or without cause.

ADJUSTMENTS TO AWARDS UPON CHANGES IN COMMON STOCK

     The number of shares as to which options may be granted under the Option Plan will be decreased or increased proportionally to account for a stock split or a dividend payable in shares of Common Stock.

     In the event of any other reclassification of Common Stock, or in the event of a liquidation or reorganization of the Company or an affiliate, the Board will make any necessary adjustments to any unexercised options granted under the Option Plan.

     If the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, or if the Company disposes of all or substantially all of its assets to another corporation, then all outstanding options may be cancelled by the Board, but all optionees must receive notice of such cancellation and would have the right to exercise such option in full during the 30-day period preceding the effective date of such action.

AMENDMENT AND TERMINATION OF THE OPTION PLAN

     The Option Plan will terminate, unless previously terminated by the Board, ten years from August 24, 1995. No options may be granted after that date.

     The Board may alter or amend the Option Plan but may not, without shareholder approval, (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Option Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Option Plan, (iii) extend the term of the Option Plan or the maximum exercise period provided in the Option Plan, (iv) decrease the minimum purchase price of Common Stock provided in the Option Plan, (v) materially increase the benefits accruing to participants under the Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the Option Plan.

     No termination or amendment of the Option Plan may adversely affect the rights of an optionee under a previously granted option, except with the consent of the optionee.

MODIFICATIONS OF OPTIONS

     Subject to the terms of the Option Plan, the Committee may modify or extend outstanding options, or accept the surrender of options granted under the Option Plan and authorize the granting of new options in substitution, except that no such modification may, without the consent of the optionee, impair any rights under any option, except as necessary to comply with Section 422(b) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Internal Revenue Code as currently in effect (the "Code"), existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

     INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

     The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

     NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Except as described below in the case of an "insider" subject to Section 16(b) of the 1934 Act, who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. In the absence of an election under Section 83(b) of the Code, an "insider" subject to Section 16(b) of the 1934 Act who exercises a nonqualified stock option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of the shares. An optionee subject to Section 16(b) of the 1934 Act can avoid such deferral by making an election under Section 83(b) of the Code, no later than 30 days after the date of exercise. Executive officers, directors and 10% shareholders of the Company will generally be deemed to be "insiders" for purposes of Section 16(b) of the 1934 Act.

     Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

     LIMITATIONS ON THE COMPANY'S COMPENSATION DEDUCTION. Section 162(m) of the Code, which became effective in 1994, limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. To date, only proposed, and not final, Treasury Regulations have been issued with respect to Section 162(m) of the Code. There is no assurance that grants made to employees under the Option Plan will satisfy the performance-based compensation requirements and, accordingly, the Company may be limited by
Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary).

GRANTS UNDER THE OPTION PLAN

     On September 2, 1995, the Compensation Committee granted incentive stock options under the Option Plan covering 70,000 shares of Common Stock to 25 employees of the Company, including options covering a total of 41,000 shares to five executive officers. The following table sets forth certain information regarding such options. Options covering 42,000 shares of Common Stock, including options covering 40,000 shares of Common Stock granted to executive officers, are exercisable in full during the period beginning on December 1, 1995 and ending 10 years from the date of grant. Options covering 28,000 shares are exercisable in full during the period beginning two years from the date of grant and ending 10 years from the date of grant.

                            NEW PLAN BENEFITS

                         1995 STOCK OPTION PLAN

   Name and Position    Number of Shares   % of Total Options   Exercise Price
                           Underlying         Granted to           ($/Share)
                         Options Granted      Employees
   -----------------     ---------------      ---------         --------------
Franklin E. Crail,           - 0 -                 -                   -
  Chairman of the Board
  and President

Ralph L. Nafziger,            10,000              14%                $18.25
  Vice President -
  Manufacturing

Clifton W. Folsom,            10,000              14%                $18.25
  Vice President -
  Franchise Support

Jay B. Haws,                  10,000              14%                $18.25
  Vice President -
  Marketing

Lawrence C. Rezentes,         10,000              14%                $18.25
  Vice President -
  Finance

Executive Group (six          41,000              59%                $18.25
  persons)

Non-Executive Officer         29,000              41%                $18.25
  Employee Group


     Except as indicated above, no person received more than 5% of the total options granted under the Option Plan. If the adoption of the Option Plan is not approved by the shareholders at the Annual Meeting, each of the foregoing options will be null and void.

     There are currently options covering 133,000 shares of Common Stock outstanding under the 1985 Plan, including options held by current executive officers of the Company as a group covering 123,000 shares and options held by other employees covering 10,000 shares.

     On September 2, 1995, the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market was $18.25 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS BELIEVES THAT THE 1995 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE 1995 STOCK OPTION PLAN.


ITEM 3. PROPOSAL TO APPROVE AN AMENDMENT OF THE 1990 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

     At the Annual Meeting, holders of Common Stock will also be asked to consider and approve the adoption of an amendment to increase from 60,000 to 90,000 the number of shares of Common Stock reserved for issuance under the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors' Plan"). This amendment was adopted, subject to shareholder approval, by the Board of Directors on August 24, 1995.

REASONS FOR THE AMENDMENTS TO THE DIRECTORS' PLAN

     As of August 23, 1995, there were outstanding stock options covering 40,000 shares of Common Stock and only 10,000 shares remained available for future awards under the Directors' Plan. The purpose of the proposal is to continue the Directors' Plan by increasing by 30,000 shares the aggregate number of shares of Common Stock that may be issued under the Directors' Plan, which will allow the options awarded to the two directors elected to the Board of Directors on August 24, 1995, Mr. Kien and Mr. Sisson, to be fully effective.

DESCRIPTION OF DIRECTORS' PLAN AS CURRENTLY IN EFFECT

     The Directors' Plan provides for automatic grants of nonqualified stock options covering a maximum of 60,000 shares of Common Stock of the Company (90,000 shares, as proposed to be amended) to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The Directors' Plan provides that during the term of the Directors' Plan options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director's option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death. No options were granted or exercised under the Directors' Plan during fiscal 1995. An option to purchase 10,000 shares of Common Stock was automatically granted to each of Mr. Kien and Mr. Sisson upon their election as directors on August 24, 1995.

     If the amendment adopted by the Board of Directors is not approved by the shareholders, such amendment will become null and void. In such event, the options granted to Mr. Kien and Mr. Sisson would each be reduced to cover 5,000 shares of Common Stock, which is one-half of the total number of shares that will be available for grant under the Directors' Plan if the proposed amendment is not approved.

FEDERAL INCOME TAX CONSEQUENCES

     All options granted under the Directors' Plan are non-statutory options not entitled to special tax treatment under Section 422 of the Code. The Directors' Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of ERISA.

     No income will be recognized by an optionee for federal income tax purposes upon the grant of an option. Upon exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

     The Company will be allowed a deduction equal to the amount of ordinary income recognized by the optionee due to the exercise of an option at the time of such recognition by the optionee.

     The basis of shares transferred to an optionee pursuant to the exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise. If an optionee sells shares acquired upon exercise of an option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT TO THE DIRECTORS' PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF SUCH AMENDMENT.


                             EXECUTIVE COMPENSATION

                        REPORT OF COMPENSATION COMMITTEE

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for the fiscal year ended February 28, 1995. The Committee administers the compensation program for executive officers of the Company and makes all related decisions. Executive compensation awards in fiscal 1995 were based on Company and executive officer performance in the fiscal year ended February 28, 1994. The Company's after-tax income increased 113% in fiscal 1994 compared to the prior year.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's stock option plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

BASE SALARY

     Annual salaries for the Company's executive officers, including the Chairman of the Board and President ("CEO"), are reviewed in May of each year based on a number of factors, both objective and subjective, with any change to be effective on June 1 of that year. Objective factors considered include Company financial performance relative to plan, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success. In June 1994, the average base salary of each executive officer was increased by an average of 15.2%, including that of the CEO, whose salary was increased 32.4%. The Committee believes that these increases are consistent with improvements in the Company's financial performance and with the compensation practices of comparable companies in the industry.

PERFORMANCE-BASED ANNUAL BONUSES

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the current plan, the CEO receives 20%, and other executive officers receive 10%, of their base pay as a bonus if Company business plan profit objectives are achieved. In addition, up to 6% of base pay is paid as bonuses to the executive officers if individual executive officer job performance goals are achieved. Under the plan that served as the basis for bonuses in fiscal 1995, all executive officers received 10% of their base pay as a bonus if Company business plan profit objectives were achieved, and up to 4% of base pay if individual executive officer job performance goals were achieved. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance. The CEO's performance goals for fiscal year 1995 included achievement of new store location sourcing objectives and achieving budgeted Company-owned store financial results. In fiscal 1995, the average bonus paid to executive officers represented 12.5% of base pay, including the CEO, whose bonus represented 14% of his base pay.

STOCK OPTIONS

     Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers.
The number of options granted is generally based upon the position held by a participant and the Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability.
The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

     Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company's stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Although the plan does not provide for a required vesting period, the Committee has generally required that options granted to employees vest following two years of employment with the Company, with additional grants following this period of initial employment vesting immediately.

     No stock options were awarded to executive officers under the Company's incentive stock option plan in fiscal 1995. Options currently held by current executive officers cover a total of 123,000 shares. The Committee's decision not to grant additional options in 1995 was in consideration of awards previously made to executive officers.

OTHER COMPENSATION

     An additional element of the executive officer's compensation, which is not performance-based, is the matching of contributions by the Company under the Company's 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1995 adequately reflect the Company's compensation goals and policies.

August 23, 1995

COMPENSATION COMMITTEE:
     Lee Mortenson
     Clyde Wm. Engle
     Fred M. Trainor
     Gerald Tierney

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to annual compensation paid for the years indicated to the Company's chief executive officer and the only other executive officer of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the "Named Officers").


                                                                All Other
                                Annual Compensation         Compensation(2)
                              -----------------------       ---------------
Name and Principal Position   Year  Salary(1)  Bonus
- ---------------------------   ----  --------- ------
Franklin E. Crail,            1995  $129,618  $31,050           $ 2,162
Chairman of the Board         1994  $104,000  $14,500           $ - 0 -
                              1993  $ 92,000  $ - 0 -           $ - 0 -

Ralph L. Nafziger,            1995  $ 90,272  $14,400           $ 1,354
Vice President-Manufacturing  1994  $ 78,220  $10,080           $ - 0 -
                              1993  $ 72,331  $ - 0 -           $ - 0 -

- --------------------
(1) Includes amounts deferred at the Named Officer's election pursuant to the Company's 401(k) Plan, which was first offered in fiscal 1995.

(2) Represents Company contributions on behalf of the Named Officers under the Company's 401(k) Plan, which was first offered in fiscal 1995.


     Additional columns required by Securities and Exchange Commission rules to be included in the foregoing table, and certain additional tables required by such rules, have been omitted because no compensation required to be disclosed therein was paid or awarded to the Named Officers.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors are entitled to receive stock option awards under the Directors' Plan. See "Item 3. Proposal to Approve an Amendment of the 1990 Nonqualified Stock Option Plan for Nonemployee Directors" for a description of the Directors' Plan and information regarding stock options granted thereunder.

COMPARISON OF RETURN ON EQUITY

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, in the Nasdaq U.S. Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1990.

                                PERFORMANCE GRAPH




                                     [GRAPH]





                                             Base
                                             Period   Return   Return   Return   Return   Return
 Company/Index Name                          1990     2/1991   2/1992   2/1993   2/1994   2/1995
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
 Rocky Mountain Chocolate Factory, Inc.      100.00    55.18    73.57   101.16   220.71   257.49
 NASDAQ                                      100.00   110.15   157.20   167.25   198.00   200.72
 Peer Group(1)                               100.00   106.71   118.32   145.72   167.95   170.23

- ---------------------
(1) Comprised of the following companies: Grist Mill Company, Hershey Foods Corporation, Imperial Holly Corporation, Paradise, Inc., Savannah Foods & Industries, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the Company's Compensation Committee was comprised of Messrs. Engle, Mortenson, Trainor and Tierney. In accordance with the terms of the Note Purchase Agreement (as defined in "Certain Transactions" below), Coronet named Messrs. Engle, Mortenson and Tierney as its three designees to the Company's Board of Directors. Mr. Engle is Chairman of the Board, and Mr. Mortenson is President and a director, of Coronet. Messrs. Engle and Mortenson are also directors of Normandy Insurance Agency, Inc., the 100% parent of Coronet. Mr. Engle is also Chairman of the Board and Chief Executive Officer, and Mr. Mortenson is President, Chief Operating Officer and a director, of Telco Capital Corporation, an indirect parent of Coronet. Mr. Tierney is Senior Vice President and General Counsel of Telco Capital Corporation. Pursuant to the Note Purchase Agreement, Coronet purchased Notes (as defined in "Certain Transactions" below) in the aggregate principal amount of $1,200,000, which have
been converted into 1,586,957 shares of Common Stock.   At February 28, 1994 and
1995, the total principal and interest owed by the Company to Coronet under the Notes was $408,167 and $-0-, respectively. See "Certain Transactions."


                              CERTAIN TRANSACTIONS

     The Company, until June 1994, leased its factory in Durango, Colorado, from Franklin E. Crail, Chairman of the Board of Directors, President and Treasurer of the Company. The lease, which commenced August 15, 1983, had a primary term of 10 years and was renewed for an additional five-year term in August 1993. Monthly rentals for the fiscal year ended February 28, 1995 (through the date of purchase) were $7,750. The lease was a net lease under which the Company was required to pay real estate taxes, insurance and maintenance expenses. In fiscal year 1995 (through the date of purchase), the Company paid Mr. Crail $25,140 pursuant to the factory lease. The Company, in June 1994, as part of its facility expansion and financing program, acquired from Mr. Crail the then existing facility at a price of $700,332. The Company believes that the terms of the lease with Mr. Crail and the terms of the purchase transaction were at least as favorable as those that could have been obtained from an independent third party.

     In November 1987, the Company's Board of Directors approved a Note Purchase Agreement (the "Note Purchase Agreement") dated November 16, 1987, and certain other agreements with Coronet pursuant to which, among other things, (i) the Company sold to Coronet 7% Convertible Secured Notes due November 16, 1997 in the aggregate principal amount of $1,100,000 (together with an additional $100,000 7% Convertible Secured Note due November 16, 1997 sold to Coronet in January 1989, the "Notes"); (ii) the Company agreed, as long as any Notes remained outstanding, to nominate and use its best efforts to elect to its Board of Directors three designees of Coronet (Coronet named Clyde Wm. Engle, Lee N. Mortenson and Gerald M. Tierney, Jr. as its three designees, and such persons were elected to the Company's Board of Directors in November 1987); and (iii) the Company granted Coronet certain registration rights with respect to shares of Common Stock issuable upon conversion of the Notes.

     Between December 31, 1989 and May 31, 1994, Coronet converted the Notes into an aggregate of 1,586,957 shares of Common Stock. Coronet completed such conversions by converting Notes in the aggregate principal amount of $400,000 into 432,376 shares of Common Stock on May 31, 1994. At February 28, 1994 and 1995, the total principal and interest owed by the Company to Coronet under the Notes was $408,167 and $-0-, respectively. The Company paid interest on the Notes of $12,250 during fiscal year 1995 (through the date on which the final conversion occurred).

     Clyde Wm. Engle, a director of the Company from 1987 to 1995, is Chairman of the Board of Coronet, and Lee N. Mortenson, a director of the Company, is President and a director of Coronet, and each is a director and officer of certain affiliated corporations of Coronet. See "Management -- Compensation Committee Interlocks and Insider Participation." Gerald M. Tierney, Jr., a director of the Company from 1987 to 1995, is Senior Vice President and General Counsel of Telco Capital Corporation, an indirect parent corporation of Coronet.


                            SECTION 16(A) COMPLIANCE

     Loresa McCoy, Secretary of the Company, filed a late Form 3 following her election as an officer. The Company has no knowledge that any other director, executive officer of 10% shareholder was required to file a Form 5 for fiscal 1995 and failed to do so, and the Company has received a written representation that a Form 5 was not required from each such person except Gerald M. Tierney, Jr., and Clyde Wm. Engle, who were directors of the Company during fiscal 1995, and Coronet. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports filed by them with the Securities and Exchange Commission.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Grant Thornton was the independent public accountant for the Company for the year ended February 28, 1995. It is expected that representatives of Grant Thornton will be present at the meeting to make any statement they desire and to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 1996 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and file it with the Secretary of the Company on or before May 21, 1996. The Board of Directors of the Company will review any proposals from shareholders which it receives by that date and will determine whether any proposals will be included in its 1996 Proxy solicitation materials.

                          ANNUAL REPORT TO SHAREHOLDERS

     The 1995 Annual Report to Shareholders was mailed to shareholders on or about August 29, 1995.


                          OTHER MATTERS AT THE MEETING

     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.



         SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
            THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                              By Order of the Board of Directors




                              Loresa McCoy
                              --------------------------------------------------
                              LORESA McCOY
                              Secretary

September 18, 1995



     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO LORESA MCCOY, SECRETARY, ROCKY MOUNTAIN CHOCOLATE FACTORY, INC., 265 TURNER DRIVE, DURANGO, COLORADO 81301.

                                                                     EXHIBIT A

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                             1995 STOCK OPTION PLAN



     Section 1. PURPOSE. It is the purpose of the Plan to promote the interests of Rocky Mountain Chocolate Factory, Inc. (the "Company") and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan shall be an Incentive Stock Option.

     Section 2. DEFINITIONS. As used herein the following terms have the following meanings:

          (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" means the Compensation Committee described in Section 4 hereof.

          (e) "Common Stock" means the $0.03 par value Common Stock of the Company.

          (f) "Company" means Rocky Mountain Chocolate Factory, Inc., a Colorado corporation.

          (g) "Employee" means any regular salaried officer (including an officer who may be a member of the Board) or other key employee of the Company or an Affiliate.

          (h) "Fair Market Value" means, unless the Committee determines otherwise in good faith, the closing sale price of the Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding day on which a reported sale occurred) as reported on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock is then traded, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any national stock exchange but is quoted as an over-the-counter security on Nasdaq or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question.

          (i) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Code.

          (j) "Lock-Up Period" means any period during which an Optionee is prohibited from selling shares of Common Stock without the consent of an underwriter or placement agent (or a representative thereof) pursuant to an agreement between the Optionee and such underwriter, placement agent or representative in connection with an offering of securities of the Company.

          (k) "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

          (l) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

          (m) "Optionee" means an Employee who has been granted an Option under the Plan.

          (n) "Plan" means this Rocky Mountain Chocolate Factory, Inc. 1995 Stock Option Plan.

          (o) "Retirement" means an Optionee's termination of employment with the Company or an Affiliate after the Optionee reaches age 65.

     Section 3. NUMBER OF SHARES. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 100,000 shares of the authorized Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

     Section 4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee which shall consist of two or more members of the Board, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar rule or regulation promulgated thereunder. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

          (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

          (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

          (c) No member of the Committee shall be eligible to receive an Option under the Plan.

          (d) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan and any Option granted hereunder, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased, and the nature and extent of restrictions, if any, on such shares. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

          (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     Section 5. GRANT OF OPTIONS. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an Incentive Stock Option; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to an Employee under the Plan (including all options qualifying as Incentive Stock Options granted to such Employee under any other plan of the Company or an Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the Incentive Stock Option is granted. If an Option that is intended to be an Incentive Stock Option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the limit established by such proviso and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.

     Section 6. OPTION PRICE AND PAYMENT. The purchase price per share of Common Stock under each Incentive Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price per share of Common Stock under each Nonqualified Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less the par value per share of Common Stock on the date the Nonqualified Stock Option is granted or exercised, whichever is greater. Upon exercise of an Option, the purchase price shall be paid in full (i) in cash or (ii) with the consent of the Committee and if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee, which shares are free of all liens, claims and encumbrances of every kind and have an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price. The proceeds of such sale shall constitute general funds of the

Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

     The Committee, in its sole and absolute discretion, may approve the extension of a loan to an Optionee by the Company to assist the Optionee in paying the exercise price of an Option; provided, however, that no such loan shall be made to an Optionee who is a director of the Company unless the Committee determines in good faith that the loan is fair to the Company at the time of such approval. Any such loan to an Optionee shall be made in accordance with the terms and conditions (including interest rate and terms of repayment) determined by the Committee in its discretion and applicable law.

     Section 7. OPTION PERIOD AND TERMS OF EXERCISE OF OPTIONS. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted; (ii) the later of (A) the expiration of 30 days from the date of the termination of the Optionee's employment with the Company or an Affiliate for any reason other than Retirement, disability or death or (B) in the event that the 30-day period specified in (ii)(A) occurs during a Lock-Up Period, the expiration of 30 days following the expiration of such Lock-Up Period; (iii) the later of (A) the expiration of three months from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of Retirement or (B) in the event that the three-month period specified in (iii)(A) occurs during a Lock-Up Period, the expiration of three months following the expiration of such Lock-Up Period; or (iv) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of disability (as determined by the Committee in its sole discretion) or death; provided, however, that an Option that is intended to be an Incentive Stock Option shall not be treated as an Incentive Stock Option to the extent it is exercised more than three months following the Optionee's termination of employment with the Company or an Affiliate for any reason other than disability or death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any option granted hereunder shall expire and become null and void immediately upon an Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion). An Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant.
Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

     Section 8. NONTRANSFERABILITY OF OPTIONS. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

     Section 9. TERMINATION OF EMPLOYMENT. A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. The Committee, in its sole and absolute discretion, shall determine whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

     Section 10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, including a transaction in which the Company or an Affiliate is not the survivor, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     Section 11. AMENDMENT AND TERMINATION OF THE PLAN. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from July 31, 1995, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan.
The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) decrease the minimum purchase price for Common Stock provided in Section 6 (other than as provided in Section 10 hereof), (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan.

     No termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

     Section 12. MODIFICATION OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an Incentive Stock Option into a Nonqualified Stock Option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Section 422(b) of the Code.

     Section 13. REQUIREMENTS OF LAW. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 14. INVESTMENT LETTER. If the Company so elects, the Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

     Section 15. STOCK PURCHASE AGREEMENT. The Committee, in its sole and absolute discretion, may require, as an additional condition to the issuance of Common Stock upon the exercise of an Option, that the Optionee furnish to the Company an executed stock purchase agreement in such form as may be prescribed by the Committee.

     Section 16. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

     Section 17. GENDER. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

     IN WITNESS WHEREOF, this Plan has been executed at Durango, Colorado, on this 24th day of August, 1995, to be effective as of August 24, 1995.


                                   ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.



                                   By /s/ Franklin E. Crail
                                     ------------------------------------------
                                       Franklin E. Crail, President

                  ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                             265 TURNER DRIVE
                         DURANGO, COLORADO  81301
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANKLIN E. CRAIL and LAWRENCE C. REZENTES, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on August 28, 1995, at the annual meeting of shareholders to be held on October 13, 1995 or any adjournment thereof.

Please mark boxes  in blue or black ink.

1.   ELECTION OF DIRECTORS:    / / FOR all nominees listed below (except as
                                   marked to the contrary below)
                               / / WITHHOLD AUTHORITY to vote for all
                                   nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

     Franklin E. Crail       Lee N. Mortenson        Everett A. Sisson
     Gerald A. Kien          Ralph L. Nafziger       Fred M. Trainor

2.   PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1995 STOCK OPTION PLAN:

             FOR / /            AGAINST / /            ABSTAIN / /

3. PROPOSAL TO AMEND THE COMPANY'S 1990 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS TO INCREASE FROM 60,000 TO 90,000 THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN:

             FOR / /            AGAINST / /            ABSTAIN / /

4. Each of the above-named attorneys and proxies (or his substitute) is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                 (Continued and to be signed on reverse side.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR management's nominees for election as directors and FOR each of the other proposals set forth above.

                              Date:-------------------------------------, 1995

                              ------------------------------------------------
                                                  Signature

                              ------------------------------------------------
                                          Signature if held jointly

                              Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.